UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2004

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South

Richfield, Minnesota		55423
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A
(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

The following is furnished as an Exhibit to this Report.

Exhibit No.	Description of Exhibit
99

Press release issued May 3, 2004. Any internet addresses provided in this release are for information purposes only and are not intended to be hyperlinks. Accordingly, no information in any of these internet addresses is included herein.

Item 9. Regulation FD Disclosure.

Pursuant to Item 9, “Regulation FD Disclosure,” information is being furnished with respect to Best Buy Co., Inc.’s press release, issued on May 3, 2004, announcing the appointment of Ronald James and Mary A. Tolan as Class 2 directors to its Board of Directors. Mr. James is currently the president and chief executive officer of the Center for Ethical Business Cultures, a non-profit organization located in Minneapolis, Minnesota. Ms. Tolan is currently the chief executive officer of Accretive Health, a patient access and revenue cycle service company for health care providers headquartered in Chicago, Illinois.

The press release issued on May 3, 2004, is furnished as Exhibit No. 99 to this Report. Best Buy Co., Inc.’s Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: May 10, 2004	By:	/s/ Bruce H. Besanko
Bruce H. Besanko
Vice President – Finance